Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 333-119342, 333-119343, 333-138690, 333-138691, 333-35207, 333-59822, 333-56891 and 333-159729) of our report dated March 3, 2010, with respect to the consolidated financial statements of Boots & Coots, Inc. and subsidiaries as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, included in this Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ UHY LLP

Houston, Texas
March 3, 2010